Exhibit 99.1

Contacts:

Stephen R. Theroux

Vice Chairman, Chief Executive Officer and President

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, NH 03773

(603) 863-0886

Stephen J. Frasca

Chairman of the Board

The Nashua Bank

2 Auburn Street

Nashua, NH 03061

(603) 889-4200

FOR IMMEDIATE RELEASE

New Hampshire Thrift Bancshares, Inc. Agrees to Acquire The Nashua Bank

Newport, NH, August 1, 2012 – New Hampshire Thrift Bancshares, Inc. (NasdaqGM: NHTB) (“NHTB”) announced today that it has entered into a definitive agreement to acquire The Nashua Bank for approximately $19.4 million in cash and stock (the “Merger”). Immediately following the merger, The Nashua Bank will merge with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb, and will operate under the name “The Nashua Bank, a division of Lake Sunapee Bank.” The combined company will have approximately $1.3 billion in assets and operate 28 branches in New Hampshire and Vermont. Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval of The Nashua Bank’s shareholders. The transaction is expected to close in the fourth quarter of 2012.

NHTB currently operates 19 branches in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan Counties as well as 8 branches in Vermont in Rutland and Windsor Counties. The Nashua Bank currently operates one branch in New Hampshire in Hillsborough County.

Stephen R. Theroux, NHTB Vice Chairman, President and Chief Executive Officer said, “We are pleased and excited about this opportunity to expand our presence in the State of New Hampshire, and to further broaden and diversify the geographic and economic communities served by the combination of our two banks.” Mr. Theroux’s comments were echoed by G. Frank Teas, The Nashua Bank President and Chief Executive Officer, who stated, “We are excited about the opportunities that this combination provides to our customers, our shareholders and our employees. We will be able to better serve our community, while remaining true to our commitment to community banking principles.”

Under the terms of the definitive merger agreement, which has been approved by both companies’ Boards of Directors, The Nashua Bank shareholders may elect to receive $14.50 in cash, or 1.136 shares of NHTB common stock, for each share of The Nashua Bank common stock, subject to customary pro rata provisions, whereby 80% of The Nashua Bank shares will be exchanged for NHTB stock and 20% for cash.

Following the merger, G. Frank Teas, currently the President and Chief Executive Officer of The Nashua Bank, will be employed as Senior Vice President of Commercial Lending for the Southern Region of Lake Sunapee Bank, fsb. Two members of the current Board of Directors of The Nashua Bank will be appointed to the Board of Directors of NHTB and to the Board of Directors of Lake Sunapee Bank, fsb, to serve until at least the third anniversary of the Merger. The remaining members of the current Board of Directors of The Nashua Bank will be invited to serve as members of an advisory board to be established and maintained by NHTB for at least three years following the Merger.

NHTB was advised by Sterne, Agee & Leach, Inc. and its legal counsel was Hogan Lovells US LLP, Washington, D.C. The Nashua Bank was advised by Keefe, Bruyette & Woods, Inc. and its legal counsel was Hinckley, Allen & Snyder LLP, Hartford, CT.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank, which was formed in 1868 and which provides a wide range of banking and financial services, and McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products. At June 30, 2012, NHTB had total assets of $1.1 billion and deposits of $826.9 million.

Lake Sunapee Bank owns 50 percent of Charter Holding Company, which is headquartered in Concord, New Hampshire and provides trust and investment services from seven offices across New Hampshire with approximately $1.6 billion of assets under management.

About The Nashua Bank

The Nashua Bank, a New Hampshire-chartered trust company, provides financial services to the communities of Hillsborough County, New Hampshire. At June 30, 2012, The Nashua Bank had total assets of $118.3 million and deposits of $98.3 million.

Additional Information About the Transaction

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of The Nashua Bank for their consideration. In connection with the proposed merger with The Nashua Bank, NHTB will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of The Nashua Bank that also constitutes a prospectus of NHTB. The Nashua Bank will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by NHTB with the SEC at the SEC’s website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filing containing information about NHTB, on its website, www.lakesunbank.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773, or to The Nashua Bank, 188 Main Street, Nashua, New Hampshire 03060.

Participants in the Transaction

NHTB, The Nashua Bank and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of The Nashua Bank in connection with the Merger. Information about the directors and executive officers of The Nashua Bank and their ownership of The Nashua Bank common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of The Nashua Bank to approve the applicable merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) changes in levels of income and expense in noninterest income and expense related activities; and (13) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and NHTB and The Nashua Bank undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by NHTB with the SEC, including NHTB’s Annual Report on Form 10-K for the year ended December 31, 2011.

Source: New Hampshire Thrift Bancshares, Inc.